UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 14, 2016

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY INC.	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
In November 2015, Northern States Power Company Minnesota (NSP-Minnesota) a Minnesota corporation, and a wholly owned subsidiary of Xcel Energy Inc., filed a three-year electric rate case with the Minnesota Public Utilities Commission (MPUC). The rate case is based on a requested return on equity (ROE) of 10.0 percent and a 52.50 percent equity ratio. The request is detailed in the table below:

Request (Millions of Dollars)	2016	2017	2018
Rate request	$194.6	$52.1	$50.4
Increase percentage	6.4%	1.7%	1.7%
Interim request	$163.7	$44.9	N/A
Rate base	$7,800	$7,700	$7,700

NSP-Minnesota also proposed a five-year alternative plan and requested the MPUC encourage parties to engage in a formal mediation type procedure as outlined by Minnesota’s rate case statute which may streamline the settlement process.

In December 2015, the MPUC approved interim rates, as requested, for 2016. The MPUC deferred making a decision on incremental interim rates for 2017 and indicated that NSP-Minnesota could bring back its request in the fourth quarter of 2016.

Intervenor Testimony:
On June 14, 2016, intervening parties filed testimony proposing modifications to NSP-Minnesota’s rate request. The Minnesota Department of Commerce (DOC) recommended an increase of approximately $44.6 million in 2016, a step increase of $75.6 million for 2017, and a step increase of $10.0 million for 2018, based on a recommended ROE of 9.06 percent and an equity ratio of 52.50 percent. Based on NSP-Minnesota’s interpretation of the DOC’s testimony, certain recommended adjustments of approximately $73 million would not be expected to impact earnings, assuming MPUC approval. The following table summarizes the DOC’s recommendations from NSP-Minnesota’s filed request, and NSP-Minnesota’s estimate of the DOC’s adjustments for 2017 and 2018:

(Millions of Dollars)	2016	2017 Step	2018 Step	Total
Filed rate request	$194.6	$52.1	$50.4	$297.1

DOC recommended adjustments:
ROE	(65.5)	0.8	1.3	(63.4)
Sales forecast	(39.4)	—	—	(39.4)
Property tax	(5.2)	(0.3)	(0.1)	(5.6)
Depreciation life	(8.0)	0.4	(2.2)	(9.8)
Purchased demand timing changes	—	—	(19.4)	(19.4)
Nuclear capital costs	(2.3)	(0.3)	(10.3)	(12.9)
Tax related items	(12.2)	23.3	(8.5)	2.6
Operating and maintenance (O&M)	(15.5)	(1.8)	(0.9)	(18.2)
Other, net	(1.9)	1.4	(0.3)	(0.8)
Total DOC adjustments	$(150.0)	$23.5	$(40.4)	$(166.9)

Total DOC recommended rate increase	$44.6	$75.6	$10.0	$130.2
Estimated non-earnings DOC adjustments:
Depreciation life (a)	$8.0	$(0.4)	$2.2	$9.8
Sales forecast (b)	37.4	—	—	37.4
Property tax (c)	5.2	0.3	0.1	5.6
Purchased demand timing changes (d)	—	—	19.4	19.4
Other	0.5	(0.1)	—	0.4
Total estimated non-earnings adjustments	51.1	(0.2)	21.7	72.6
Total pre-tax earnings impact	$95.7	$75.4	$31.7	$202.8

(a) The DOC recommended implementation of the MPUC’s order on NSP-Minnesota’s remaining life depreciation study on production plant. The order extended the depreciation lives of certain assets, which would reduce depreciation expense. This order was not received in time to incorporate it into NSP-Minnesota’s initial rate request. However, it is reflected in interim rate recovery. This adjustment would reduce NSP-Minnesota’s rate request, but would be offset by lower depreciation expense.

(b) The DOC recommended a higher sales forecast, which would reduce NSP-Minnesota’s requested rate increase. However, the DOC expressed interest in a sales true-up mechanism similar to the approach approved by the MPUC in NSP-Minnesota’s last rate case. This true-up mechanism would adjust NSP-Minnesota’s final rates to reflect actual weather-normalized sales.

(c) The DOC recommended a lower property tax forecast, which would reduce NSP-Minnesota’s requested rate increase. However, the DOC expressed interest in a property tax true-up mechanism similar to the approach approved by the MPUC in NSP-Minnesota’s last rate case. This true-up mechanism would adjust NSP-Minnesota’s final rates to reflect actual property taxes, limited to a cap based on the 2015 average annual property tax rate.

(d) The DOC recommended an adjustment to reflect the expected change in timing of a power purchase agreement from 2018 until 2019. This adjustment would reduce NSP-Minnesota’s rate request in 2018, but would be offset by lower capacity charges in 2018.

The DOC also presented several nuclear recommendations related to capital recovery for Monticello Cask 16, spent fuel investments, and Prairie Island Life Cycle Management projects. These adjustments reflect (1) the use of Certificate of Need estimates as a recovery cap, and/or (2) provisionally exclude recovery of amounts in excess of the cap unless the costs are deemed reasonable by the DOC’s nuclear consultant and/or the MPUC. A recommendation was also made to not allow for recovery of approximately $15 million of previously incurred costs associated with Monticello Cask 16.

Other intervenors filing testimony included the Minnesota Office of the Attorney General (OAG), the Minnesota Chamber of Commerce (MCC), the Large Industrial Customer Group (XLI), the Commercial Group, the Industrial, Commercial and Institutional Customers Group, the Energy Cents Coalition, the Clean Energy Intervenors, and AARP.

Key recommendations included the following:

•
OAG recommendations: an ROE of 7.38 percent, no recovery on the rate base component of NSP-Minnesota’s theoretical reserve moderation plan, and not moving forward with a five-year multi-year rate plan (MYRP).

•
XLI’s recommendations: an ROE of 9.3 percent (subject to further reduction if a MYRP is approved), support for either a three-year or five-year MYRP, the use of an asymmetrical earnings test, the use of a stay-out provision subject to force majeure, and elimination of all riders except the fuel clause.

•
Remaining commercial customers, including the MCC, proposed adjustments related to return on equity, O&M recovery in the second and third year of NSP-Minnesota’s request, and nuclear related capital investments.

The next steps in the procedural schedule are expected to be as follows:

•	Mediation conference — July 18, 2016;

•	Rebuttal testimony — Aug. 9, 2016;

•	Surrebuttal testimony — Sept. 16, 2016;

•	Settlement conference — Sept. 26, 2016;

•	Evidentiary hearing — Oct. 4-7, 2016;

•	Administrative law judge report — Feb. 21, 2017; and

•	MPUC order — June 1, 2017.

Earnings Guidance
Xcel Energy is reaffirming 2016 ongoing earnings guidance of $2.12 to $2.27 per diluted share. This guidance range is based on several key assumptions previously disclosed, including constructive outcomes in all rate case and regulatory proceedings.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Forward-looking information includes, among other information, the expected impact of NSP-Minnesota’s electric rate case, the impact of proposed rate adjustments, interim rates, our 2016 earnings per share guidance and assumptions, and other statements identified by words such as "may," "believe," "expect," "estimate," "anticipate," "would," or "plan." Forward-looking statements are subject to certain risks, uncertainties and assumptions. Although Xcel Energy believes that its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Factors, in addition to those discussed in Xcel Energy’s and NSP-Minnesota’s Annual Report on Form 10-K for the year ended Dec. 31, 2015, and subsequent securities filings, that could cause actual results to differ materially include: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy and NSP-Minnesota have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; financial or regulatory accounting policies imposed by regulatory bodies; outcomes of regulatory proceedings; availability of cost of capital; and employee work force factors. Forward-looking statements speak only as of the date they are made, and Xcel Energy expressly disclaims any obligation to update any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 17, 2016	Xcel Energy Inc. (a Minnesota corporation)
Northern States Power Company (a Minnesota corporation)

/s/ ROBERT C. FRENZEL
Robert C. Frenzel
Executive Vice President, Chief Financial Officer